                                                                                                            Exhibit 21.1
                                                                                                            ------------

                                                       SUBSIDIARIES OF THE COMPANY
                                                       ---------------------------



                                                                                                      Jurisdiction of
                Name of Subsidiary                                                                     Incorporation
                ------------------                                                                     -----------------
                Babyliss, S.A.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .             France

                Conair Consumer Products Inc. . . . . . . . . . . . . . . . . . . . . .             Ontario, Canada

                Conair Costa Rica, S.A. . . . . . . . . . . . . . . . . . . . . . . . .             Costa Rica

                Conair Japan Corporation  . . . . . . . . . . . . . . . . . . . . . . .             Japan

                Conair UK Limited . . . . . . . . . . . . . . . . . . . . . . . . . . .             England and Wales

                Continental Conair Limited  . . . . . . . . . . . . . . . . . . . . . .             Hong Kong

                Continental Products, S.A.  . . . . . . . . . . . . . . . . . . . . . .             France

                Cristal Gesellschaft fur Beteiligungen
                    und Finanzierungen S.A. . . . . . . . . . . . . . . . . . . . . . .             Switzerland

                Cuisinarts-Sanyei Co., Ltd. . . . . . . . . . . . . . . . . . . . . . .             Japan

                HERC Consumer Products, LLC . . . . . . . . . . . . . . . . . . . . . .             Illinois

                Rusk, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             California
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